News Release

Media Inquiries	Investor Inquiries
Bill Price	John DeBono
908-582-4820 (office)	908-582-7793 (office)
201-214-5123 (mobile)	debono@lucent.com
williamprice@lucent.com

Joan Campion	Dina Fede
908-582-5832 (office)	908-582-0366 (office)
201-761-9384 (mobile)	fede@lucent.com
joancampion@lucent.com
LUCENT TECHNOLOGIES REPORTS RESULTS FOR THE SECOND QUARTER OF FISCAL 2006

➢	Records net income of $181 million, or 4 cents per diluted share
➢	Posts revenues of $2.14 billion
FOR IMMEDIATE RELEASE: TUESDAY, APRIL 25, 2006
     MURRAY HILL, N.J. — Lucent Technologies (NYSE: LU) today reported results for the second quarter of fiscal 2006, which ended March 31, 2006, in accordance with U.S. generally accepted accounting principles (GAAP). For the quarter, Lucent reported net income of $181 million, or 4 cents per diluted share. These results compare with a net loss of $104 million, or 2 cents per share, in the first quarter of fiscal 2006, and net income of $267 million, or 6 cents per diluted share, in the year-ago quarter.
     In the prior quarter ended Dec. 31, 2005, net income was negatively impacted by a charge of $278 million, or about 6 cents per share, for a bankruptcy court judgment related to litigation between Lucent and the trustee for Winstar Communications. The judgment is currently under appeal in the U.S. District Court in Delaware. In the year ago quarter, net income was positively impacted by $119 million, or about 2 cents per diluted share, related to tax items and certain other significant items. Similar items did not have a material impact on the second quarter’s net income.1

     The company reported revenues of $2.14 billion in the quarter, an increase of 4 percent sequentially and a decrease of 8 percent from the year-ago quarter. The company’s revenues were $2.05 billion in the first quarter of fiscal 2006 and $2.34 billion in the year-ago quarter.
EXECUTIVE COMMENTARY
     “As our second quarter came to a close in March, we opened a new chapter for Lucent with the announcement of a definitive merger agreement with Alcatel on April 2,” said Lucent Technologies Chairman and CEO Patricia Russo. “We are excited by the opportunity to merge our businesses to create the world’s leading communications solutions provider. The combined company will be truly global in scale, have clear leadership in areas defining next-generation networks and services, and have one of the largest R&D capabilities in the industry at a time when innovation is increasingly important to our customers. Our integration planning has begun and we are on track to complete this merger in the next six to 12 months.
     “Turning to our second quarter results, we reported a strong gross margin of 43 percent and operating margin of 12 percent,” said Russo. “Our revenues increased modestly on a sequential basis, resulting from a measured pace of growth in some of the markets in which we participate, particularly in North America where we have seen slower-than-anticipated wireless deployments.
     “Although our North American revenues for the first half of fiscal 2006 are slightly below the year-ago period, the fundamentals of the business remain solid. We expect wireless deployments in North America to build through the remainder of the year, with an acceleration in the fourth fiscal quarter around UMTS and EVDO Rev A deployments,” said Russo. “We continue to expect growth across our portfolio in the Caribbean and Latin America region during the second half of the fiscal year, and we expect a ramp-up in network transformation projects in Europe as well. Offsetting these favorable trends, however, we expect a $500 million revenue decline in China and India for this fiscal year, driven primarily by declines in PHS sales and delays in the issuance of 3G licenses in China, and to a lesser extent our selective participation in highly competitive market opportunities in India,” concluded Russo.
     Lucent Technologies Chief Financial Officer John Kritzmacher said, “The ramp-up in spending is occurring more slowly than we anticipated. While we continue to expect revenues in the second half of fiscal 2006 to improve significantly over the first half, we now expect annual revenues for fiscal 2006 to be down year over year. Given the pending merger with Alcatel, we are discontinuing our practice of providing specific annual guidance.2 We will continue to focus on improving our operational performance as we prepare for successful integration with our merger partner.”
GROSS MARGIN AND OPERATING EXPENSES
     Gross margin for the second quarter of fiscal 2006 was 43 percent of revenues as compared with 42 percent in the first quarter of fiscal 2006 and 42 percent in the year-ago quarter.
     Operating expenses for the second quarter of fiscal 2006 were $677 million as compared with $940 million for the first quarter of fiscal 2006, which included a $278 million charge related to the judgment in the Winstar litigation, and $707 million in the year-ago quarter.
     The net pension and postretirement benefit credit for the second quarter was $114 million, compared with $104 million in the first quarter of fiscal 2006 and $180 million in the year-ago quarter.
BALANCE SHEET UPDATE
     As of March 31, 2006, Lucent had $4.0 billion in cash and marketable securities, a decrease of $411 million from the quarter ended December 31, 2005. The decrease was primarily driven by $311 million of cash used to collateralize a letter of credit issued in connection with the Winstar judgment and $80 million in payments for certain legal settlements that also had been previously accrued.
REVIEW OF OPERATIONS — THREE MONTHS ENDED MARCH 31, 2006
     On a sequential basis, revenues in the United States increased 11 percent to $1.5 billion, and revenues outside the United States decreased 9 percent to $642 million. Compared with the year-ago quarter, U.S. revenues increased by 3 percent and revenues outside the United States decreased by 28 percent, with approximately two-thirds of that decline related to the aforementioned challenges in China and India.
     Lucent’s segment structure is organized around its respective products and services. The reportable segments are as follows:
•	Mobility Access and Applications Solutions, which includes CDMA, UMTS, WiMax and applications.

•	Multimedia Network Solutions, which includes optical, access and data networking.

•	Converged Core Solutions, which includes both legacy voice and next-generation IMS/VoIP core products.

•	Services, which includes maintenance, deployment and network transformation services such as professional and managed services, as well as network operations software.
     Revenues and operating income for these segments are included in Exhibit D in the accompanying financial reporting package.
SECOND FISCAL QUARTER 2006 HIGHLIGHTS
     Lucent made several significant announcements in the second fiscal quarter related to key technologies for next-generation networks, including: 3G mobile networks, IMS, VoIP, services, next-generation data and optical solutions, broadband access, and applications.
     3G Mobile Networks: Lucent continued the momentum of its third-generation (3G) mobile networking solutions:
•	Lucent unveiled the Lucent Base Station Router (BSR), a groundbreaking Bell Labs innovation that combines a base station, radio network controller and core network router functionalities into one element, dramatically simplifying and reducing the cost of operating IP-based mobile networks. O2 is currently conducting laboratory trials of the Lucent BSR in Germany. In addition, the BSR was recently selected as the first place winner of a CTIA WIRELESS 2006 Wireless Emerging Technologies (E-tech) Award in the category of “Most Innovative In-Building Solution.”
•	Cingular expanded the market coverage of Lucent’s existing agreement to supply 3G UMTS (Universal Mobile Telecommunications System) network equipment. The expansion will include both Radio Access Network and core switching, along with software and services, and an enhanced version of UMTS technology, called High-Speed Downlink Packet Access (HSDPA).
IMS/VoIP: Lucent continued to lay the foundation for offering advanced multimedia communication services for consumer and enterprise customers.
•	Lucent and IBM announced that they will develop, market and deliver joint solutions based on Internet Protocol Multimedia Subsystems (IMS) protocol that will accelerate the introduction of new blended services for wireless and wireline carriers. The joint architecture can reduce service providers’ capital and operating expenses as well as enable them to deliver new revenue producing services.
•	Brasil Telecom, one of the largest broadband service providers in Latin America, selected Lucent to deploy elements of its IMS solution for networks in the Curitiba, São Paulo and Brasília regions.
Services: Lucent network integration, hosted and services solutions were components of 12 contracts announced around the world during the second quarter, including:
•	A contract with Sprint to provide network hosted VoIP services to its enterprise customers worldwide.

•	A contract with the European Commission, Directorate General Information Society and Media, to provide a comprehensive analysis of the factors influencing the availability of Europe’s electronic communications infrastructure, including its Internet and mobile networks.
•	In Asia, a managed services agreement with Pacific Crossing Limited to help operate their undersea communications link between the United States and Japan, and a multivendor maintenance services contract with Hanaro Telecom, Korea’s second largest wireline and broadband operator.
Next-generation data and optical, and broadband access: Lucent announced an agreement to purchase certain assets of Riverstone Networks, a maker of Ethernet routers. The acquisition, which is expected to close in the third fiscal quarter, would enhance Lucent’s ability to deliver large-scale Ethernet solutions and would allow it to accelerate the development of next-generation, carrier-grade Ethernet solutions that enable customers to deliver broadband services to businesses and residential subscribers.
•	Lucent was awarded a prime contract with the U.S. Army worth up to $94 million to provide network integration services, as well as its Metropolis® Wavelength Services Manager optical networking platform and software, creating a multi-country U.S. Army high-speed optical network.
•	Lucent and T-Com have renewed their existing agreements for T-Com’s optical transport network. Under the new agreements – which span a period of two years – Lucent will continue to supply leading-edge optical networking technology from its SDH and DWDM portfolio, will provide upgrades to its multi-vendor network management solution, and services support.
Applications: Lucent continued to show its expertise in next-generation applications for the delivery of communications services that end users demand. During the quarter, Lucent announced that it is supplying vistream, the first German Mobile Virtual Network Enabler, with an advanced network and real-time rating and charging solution for voice and data services, including the MiLife® Application Server and MiLife® SurePay® application, both of which are elements in Lucent’s IP Multimedia Subsystem (IMS) solution. Lucent is also providing network and application integration services to vistream.
     The quarterly earnings conference call will take place today at 8:30 a.m. EDT and be broadcast live over the Internet at http://www.lucent.com/investor. It will be maintained on the site for replay through Tuesday, May 2, 2006.
     Lucent Technologies designs and delivers the systems, services and software that drive next-generation communications networks. Backed by Bell Labs research and development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent’s customer base includes communications service providers, governments and enterprises worldwide. For more information on Lucent Technologies, which has headquarters in Murray Hill, N.J., USA, visit www.lucent.com.
1 Details on the significant items impacting results are available in Exhibit E in the accompanying financial reporting package.
2 Prior specific annual guidance will no longer be updated and should be disregarded.
SAFE HARBOR FOR FORWARD LOOKING STATEMENTS

This press release contains statements regarding future performance, events or developments, including the proposed transaction between Lucent and Alcatel, the expected timetable for completing the proposed transaction and other statements about Lucent managements’ future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent, as well as Lucent’s future performance and the industries in which it operates, in addition to managements’ assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: our ability to operate effectively in a highly competitive industry with many participants; our ability to keep pace with technological advances and correctly identify and invest in the technologies that become commercially accepted; our reliance on a small number of key customers; the ability to consummate the proposed transaction with Alcatel; difficulties and delays in obtaining regulatory approvals for the proposed transaction with Alcatel; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent’s Form 10-K for the year ended September 30, 2005 as well as other filings by Lucent with the US Securities and Exchange Commission (the “SEC”). Except as required under the US federal securities laws and the rules and regulations of the SEC, we disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed transaction, Alcatel and Lucent intend to file relevant materials with the SEC, including the filing by Alcatel with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the “Registration Statements”), which will include a preliminary prospectus and related materials to register the Alcatel American Depositary Shares (“ADS”), as well as the Alcatel ordinary shares underlying such Alcatel ADSs, to be issued in exchange for Lucent common shares, and Lucent and Alcatel plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Lucent, Alcatel, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boétie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.
     Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Lucent’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.
     Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Alcatel’s Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boétie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.
# # #

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
Index to Exhibits

Exhibit A	Consolidated statements of operations for the three months ended March 31, 2006, December 31, 2005, and March 31, 2005 and the six months ended March 31, 2006 and March 31, 2005

Exhibit B	Consolidated balance sheets as of March 31, 2006, December 31, 2005 and September 30, 2005

Exhibit C	Consolidated statements of cash flows for the three months ended March 31, 2006 and December 31, 2005 and the six months ended March 31, 2006 and March 31, 2005

Exhibit D	Segment information

Exhibit E	Stock based compensation expense, pension and postretirement benefits, reconciliation of basic to diluted EPS and significant items impacting results

Exhibit A
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; amounts in millions, except per share amounts)

	Three months ended			Six months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2006	2005	2005	2006	2005
REVENUES
Products	$1,590	$1,507	$1,815	$3,097	$3,602
Services	548	540	520	1,088	1,068

Total revenues	2,138	2,047	2,335	4,185	4,670

COSTS
Products	775	804	974	1,579	1,924
Services	437	392	386	829	787

Total costs	1,212	1,196	1,360	2,408	2,711

Gross margin	926	851	975	1,777	1,959
Gross margin %	43%	42%	42%	42%	42%
OPERATING EXPENSES
Selling, general and administrative, before bad debt and customer financing	382	663	434	1,045	830
Provision for (recovery of) bad debt and customer financing	2	(7)	(11)	(5)	(22)

Selling, general and administrative	384	656	423	1,040	808
Research and development	297	283	292	580	571
Business restructuring	(4)	1	(8)	(3)	(7)

Total operating expenses	677	940	707	1,617	1,372
Operating income (loss)	249	(89)	268	160	587
Operating margin %	12%	(4%)	11%	4%	13%
Other income (expense), net	45	84	43	129	(3)
Interest expense	82	83	85	165	174

Income (loss) before income taxes	212	(88)	226	124	410
Income taxes	31	16	(41)	47	(31)

Net income (loss)	$181	$(104)	$267	$77	$441

Basic earnings (loss) per share	$0.04	$(0.02)	$0.06	$0.02	$0.10
Diluted earnings (loss) per share	$0.04	$(0.02)	$0.06	$0.02	$0.09

Weighted average number of common shares outstanding — basic	4,463	4,452	4,421	4,457	4,412

Weighted average number of common shares outstanding — diluted	5,128	4,452	5,047	4,509	5,013

Exhibit B
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; amounts in millions, except per share amounts)

	March 31,	December 31,	September 30,
	2006	2005	2005
Assets:
Cash and cash equivalents (a)	$1,377	$1,504	$2,410
Marketable securities (a)	479	650	357
Receivables, less allowances of $89, $87 and $84, respectively	1,390	1,430	1,395
Inventories	763	766	731
Other current assets	991	630	690

Total current assets	5,000	4,980	5,583
Marketable securities (a)	2,113	2,226	2,163
Property, plant and equipment, net	1,247	1,256	1,295
Prepaid pension costs	6,319	6,168	6,010
Goodwill and other acquired intangibles, net	439	415	419
Other assets	911	912	930

Total assets	$16,029	$15,957	$16,400

Liabilities:
Accounts payable	$621	$772	$769
Payroll and benefit-related liabilities	879	776	1,095
Debt maturing within one year	368	368	368
Other current liabilities	1,684	1,687	1,588

Total current liabilities	3,552	3,603	3,820
Postretirement and postemployment benefit liabilities	4,683	4,749	4,751
Pension liabilities	1,342	1,402	1,423
Long-term debt	5,047	5,049	5,066
Other liabilities	850	859	965

Total liabilities	15,474	15,662	16,025

Commitments and contingencies

Shareowners’ equity:
Common stock (b)	45	45	45
Additional paid-in capital	23,615	23,556	23,513
Accumulated deficit	(19,531)	(19,712)	(19,608)
Accumulated other comprehensive loss	(3,574)	(3,594)	(3,575)

Total shareowners’ equity	555	295	375

Total liabilities and shareowners’ equity	$16,029	$15,957	$16,400

(a)	Cash and cash equivalents and marketable securities amounted to $3,969, $4,380 and $4,930 as of March 31, 2006, December, 31, 2005, and September 30, 2005, respectively.

(b)	$0.01 per share par value; 10,000 authorized shares; 4,478 issued and 4,477 outstanding as of March 31, 2006; 4,469 issued and 4,459 outstanding as of December 31, 2005; and 4,457 issued and 4,447 outstanding as of September 30, 2005.

Exhibit C
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; $ in millions)

	Three months ended		Six months ended
	March 31,	December 31,	March 31,	March 31,
	2006	2005	2006	2005
Operating Activities
Net income (loss)	$181	$(104)	$77	$441

Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	132	127	259	310
Provision for (recovery of) bad debts and customer financing	2	(7)	(5)	(22)
Deferred income taxes	17	(2)	15	(21)
Pension credit	(162)	(167)	(329)	(486)
Stock-based compensation expense	20	24	44	14
Other adjustments for non-cash items	—	(35)	(35)	103
Changes in operating assets and liabilities:
Receivables	(61)	41	(20)	(150)
Inventories and contracts in process	(45)	(15)	(60)	(23)
Accounts payable	(39)	(80)	(119)	(151)
Deferred revenue	152	(136)	16	112
Other operating assets and liabilities	(238)	(170)	(408)	(812)

Net cash used in operating activities	(41)	(524)	(565)	(685)

Investing Activities
Capital expenditures	(54)	(30)	(84)	(77)
Maturities, sales and purchases of marketable securities	276	(357)	(81)	(662)
Changes in restricted cash	(325)	1	(324)	9
Other investing activities	(2)	—	(2)	—

Net cash used in investing activities	(105)	(386)	(491)	(730)

Financing Activities
Repayment of long-term debt	—	(15)	(15)	(101)
Issuance of common stock	14	20	34	85
Other financing activities	—	—	—	4

Net cash provided by (used in) financing activities	14	5	19	(12)
Effect of exchange rate changes on cash and cash equivalents	5	(1)	4	15

Net decrease in cash and cash equivalents	(127)	(906)	(1,033)	(1,412)
Cash and cash equivalents at beginning of period	1,504	2,410	2,410	3,379

Cash and cash equivalents at end of period	$1,377	$1,504	$1,377	$1,967

The prior periods have been revised to reflect changes in restricted cash as an investing activity.

Exhibit D
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; $ in millions, except per share amounts)

	Three months ended			Six months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2006	2005	2005	2006	2005
Total Revenues
Mobility Access and Applications Solutions	$1,002	$945	$1,219	$1,947	$2,389
Multimedia Network Solutions	388	395	360	783	726
Converged Core Solutions	151	145	192	296	425
Services	548	540	520	1,088	1,068

Reportable segments	2,089	2,025	2,291	4,114	4,608
Other	49	22	44	71	62

Total revenues	$2,138	$2,047	$2,335	$4,185	$4,670

U.S. Revenues
Mobility Access and Applications Solutions	$835	$763	$896	$1,598	$1,770
Multimedia Network Solutions	202	166	135	368	274
Converged Core Solutions	95	70	94	165	205
Services	315	322	281	637	589

Reportable segments	1,447	1,321	1,406	2,768	2,838
Other	49	22	43	71	61

Total U.S. revenues	$1,496	$1,343	$1,449	$2,839	$2,899

Non-U.S. Revenues
Mobility Access and Applications Solutions	$167	$182	$323	$349	$619
Multimedia Network Solutions	186	229	225	415	452
Converged Core Solutions	56	75	98	131	220
Services	233	218	239	451	479

Reportable segments	642	704	885	1,346	1,770
Other	—	—	1	—	1

Total non-U.S. revenues	$642	$704	$886	$1,346	$1,771

Operating Income
Mobility Access and Applications Solutions	$371	$317	$437	$688	$859
Multimedia Network Solutions	42	45	(16)	87	4
Converged Core Solutions	16	—	(5)	16	(14)
Services	46	89	58	135	134

Total segment income	475	451	474	926	983
(Provision for) recovery of bad debt and customer financing	(2)	7	11	5	22
Business restructuring	4	(1)	8	3	7
Other	(228)	(546)	(225)	(774)	(425)

Total operating income (loss)	$249	$(89)	$268	$160	$587

Additional Multimedia Network Solutions Revenue information
Data and access	$140	$194	$193	$334	$353
Optical networking	248	201	167	449	373

Total Multimedia Network Solutions revenues	$388	$395	$360	$783	$726

Regional Revenues
U.S.	$1,496	$1,343	$1,449	$2,839	$2,899
Other Americas (Canada, Caribbean & Latin America)	157	186	169	343	350
EMEA (Europe, Middle East & Africa)	290	301	335	591	655
APaC (Asia Pacific & China)	195	217	382	412	766

	$2,138	$2,047	$2,335	$4,185	$4,670

*	Segment information for periods prior to fiscal 2006 was reclassified to conform to the current period’s presentation.

The reclassified information for those periods not presented will be available on our investor relations website.

Exhibit E
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE, PENSION AND POSTRETIREMENT BENEFITS,
  RECONCILIATION OF BASIC TO DILUTED EPS, SUMMARY OF SIGNIFICANT ITEMS IMPACTING RESULTS
(Unaudited; $ in millions, except per share amounts)

	Three months ended			Six months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2006	2005	2005	2006	2005
Stock based compensation expense*
Costs	$3	$3	$—	$6	$—
Selling, general and administrative	11	13	5	24	13
Research and development	6	8	—	14	1

Total stock based compensation expense	$20	$24	$5	$44	$14

*	Current period amounts include the impact of expensing stock options as a result of adopting SFAS 123R effective October 1, 2005.

Pension and postretirement benefits
Pension benefit credit	$(162)	$(167)	$(244)	$(329)	$(486)
Postretirement benefit cost	48	63	64	111	131

Net pension and postretirement benefit credit	$(114)	$(104)	$(180)	$(218)	$(355)

Reconciliation of basic to diluted EPS:

	Three months ended			Six months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2006	2005	2005	2006	2005
Net income (loss) — basic	$181	$(104)	$267	$77	$441
Adjustment for dilutive securities on net income (loss):
Interest expense for 2.75% convertible securities	11	—	11	—	22
Interest expense for 8.00% convertible securities	—	—	—	—	—

Net income (loss) — diluted	$192	$(104)	$278	$77	$463

Weighted average number of shares outstanding — basic	4,463	4,452	4,421	4,457	4,412
Effect of dilutive securities:
Stock options	45	—	62	46	69
Warrants	2	—	28	6	20
2.75% convertible securities	618	—	536	—	512

Weighted average number of shares outstanding — diluted	5,128	4,452	5,047	4,509	5,013

EPS:
Basic	$0.04	$(0.02)	$0.06	$0.02	$0.10
Diluted	$0.04	$(0.02)	$0.06	$0.02	$0.09
Certain securities have been excluded from the above calculations for all periods presented because the effect of adjusting net income for the related interest and the number of common shares for which they would be converted or redeemed was antidilutive.
Significant items impacting results:

	Three months ended
	March 31,	December 31,	March 31,
	2006	2005	2005
Winstar judgment	N/S	$(278)	$—
Recovery of bad debt and customer financing	N/S	N/S	11
Business restructuring	N/S	N/S	8
Early extinguishment of debt obligations	—	N/S	(3)
Discrete income tax items	N/S	N/S	103

Total	$—	$(278)	$119

Per share impact — basic	$—	$(0.06)	$0.03

Per share impact — diluted	$—	$(0.06)	$0.02

N/S — Current period amounts are not presented as they are not significant.

The above significant items impacting results were reflected in:
Gross margin	$—	$—	$—
Operating expenses	—	(278)	19
Other income (expense), net	—	—	45
Income taxes	—	—	55

Net income (loss)	$—	$(278)	$119